FORM S-8

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   Fleet Financial Group, Inc.
       (Exact name of registrant as specified in its charter)

       Rhode Island                              05-0341324
(State or other jurisdiction of                I.R.S. Employer
incorporation or organization)                Identification No.

           50 Kennedy Plaza, Providence, RI           02903
     (Address of Principal Executive Offices)       (Zip Code)


                     Fleet Financial Group, Inc.
              1995 New Bedford Acquisition Stock Option Plan
                       (Full title of the plan)

                      William C. Mutterperl, Esq.
                     Senior Vice President and General Counsel
            Fleet Financial Group, Inc., 50 Kennedy Plaza,
                      Providence, RI  02903
               (Name and address of agent for service)

                          (401) 278-5880
 (Telephone number, including area code, of agent for service)

                        with a copy to:

            Laura N. Wilkinson, Esq., Edwards & Angell
         2700 Hospital Trust Tower, Providence, RI  02903

                   Calculation of Registration Fee

                            Proposed    Proposed
Title of                    maximum     maximum
securities                  offering    aggregate Amount of
to be          Amount to be price per   offering  registration
registered     registered   share*      price*    fee


Common Stock,  72,582       $32.88      $2,386,497   $823
$1.00 par      shares
value (1)


(1)Including preferred share purchase rights.

* Based on the average of the high and low prices of the Company's Common Stock reported on February 10, 1995.


Part II, Items 4, 5, 6, 7 and 9

   This Registration Statement relates to 72,582 additional shares of Fleet Financial Group, Inc. (the "Company") Common Stock that may be issued pursuant to the Fleet Financial Group, Inc. 1995 New Bedford Acquisition Stock Option Plan (the "Plan"). The contents of Part II, Items 4, 5, 6, 7 and 9 of the Company's Registration Statement on Form S-8 (File Number 33-57501) relating to the Plan are hereby incorporated by reference herein.

Item 3.  Incorporation of Documents by Reference.

   The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated in this Registration Statement by reference:

   1.  Annual Report on Form 10-K for the year ended December
31, 1993.

   2.  Quarterly Reports on Form 10-Q for the quarters ended
March 31, 1994, June 30, 1994 (as amended by a Form 10Q/A dated
October 26, 1994), and September 30, 1994.

   3.  Current Reports on Form 8-K dated March 10, 1994, May 9,
1994, August 15, 1994, September 7, 1994, October 19, 1994,
October 21, 1994, November 28, 1994, December 28, 1994, January
18, 1995, and January 27, 1995.

   4. The description of the Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Registrant) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

   5. The description of the Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form
8-A dated November 29, 1990, and any amendment or report filed for the purpose of updating such description.

   Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

   All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

   4(a) -  Fleet Financial Group, Inc. 1995 New Bedford Acquisition
        Stock Option Plan

   4(b) -  Restated Articles of Incorporation, as amended, and
        By-laws of the Registrant (incorporated by reference to Exhibit 1 of the Registrant's Form 10-Q Quarterly
        Report dated June 30, 1992)

   5  -     Opinion of Edwards & Angell re: legality

    23(a) -  Consent of KPMG Peat Marwick LLP

    23(b) -  Consent of Edwards & Angell (included in Exhibit 5)

    24(b) - Powers of Attorney (included on signature pages to this Registration Statement)

                   SIGNATURES AND AMENDMENTS

   Each person whose signature appears below hereby constitutes and appoints the Chairman and President, the Vice Chairman and Chief Financial Officer or the Secretary of the Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

                          SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, State of Rhode Island, on February 10, 1995.

                                 FLEET FINANCIAL GROUP, INC.


                                 By:  /s/Terrence Murray
                                      Terrence Murray
                                      Chairman and President


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 10, 1995.


        Signatures               Title


/s/Terrence Murray               Chairman and President
Terrence Murray                  Chief Executive Officer
                                 and Director


/s/Eugene M. McQuade             Executive Vice President
Eugene M. McQuade                and Chief Financial Officer


/s/Robert C. Lamb, Jr.           Controller
Robert C. Lamb, Jr.


/s/William Barnet, III           Director
William Barnet, III


/s/Bradford R. Boss              Director
Bradford R. Boss


/s/Paul J. Choquette, Jr.        Director
Paul J. Choquette, Jr.


/s/James F. Hardymon             Director
James F. Hardymon


/s/Robert M. Kavner              Director
Robert M. Kavner


/s/Lafayette Keeney              Director
Lafayette Keeney


/s/Raymond C. Kennedy            Director
Raymond C. Kennedy


/s/Ruth R. McMullin              Director
Ruth R. McMullin


/s/Arthur C. Milot               Director
Arthur C. Milot


/s/Thomas D. O'Connor            Director
Thomas D. O'Connor


/s/Michael B. Picotte            Director
Michael B. Picotte


/s/John A. Reeves                Director
John A. Reeves


/s/John R. Riedman               Director
John R. Riedman


/s/John S. Scott                 Director
John S. Scott